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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-83975), pertaining to the drugstore.com, inc. 1999 Employee Stock Purchase Plan and drugstore.com, inc. 1998 Stock Plan, and the Registration Statement (Form S-8, No. 333-58174), pertaining to the drugstore.com, inc. 1998 Stock Plan, of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of drugstore.com, inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2001.


                                       /s/ ERNST & YOUNG LLP

Seattle, Washington
March 28, 2002